UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 11, 2020

OneSpan Inc.
(Exact name of registrant as specified in charter)

Delaware	000-24389	36-4169320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

121 West Wacker Drive, Suite 2050
Chicago, Illinois 60601
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (312) 766-4001

N/A
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	OSPN	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01 Other Events

OneSpan Inc. (the "Company") today announced that its Board of Directors has authorized the repurchase of up to $50 million of the Company’s issued and outstanding common stock. The authorization is effective until June 10, 2022 unless the total amount has been used or the authorization has been cancelled.

“We are confident in OneSpan’s long-term strategy and this action by OneSpan’s Board of Directors intends to strengthen shareholder value with an additional tool in our balanced capital allocation approach,” said OneSpan Board Chairman, John Fox. “OneSpan will continue to prioritize growth investments, however with this authorization we have the flexibility to repurchase shares when beneficial given business and market conditions,” said OneSpan CEO, Scott Clements.

As of June 30, 2020, OneSpan had approximately 40.3 million of ordinary shares outstanding. Share purchases under the repurchase program will take place in open market transactions or in privately negotiated transactions and may be made from time to time depending on market conditions, share price, trading volume, and other factors. The timing of the repurchases and the amount of stock repurchased in each transaction is subject to OneSpan’s sole discretion and will depend upon market and business conditions, applicable legal and credit requirements and other corporate considerations. Such purchases will be made in accordance with applicable U.S. securities laws and regulations.

For all or a portion of the authorized repurchase amount, OneSpan may enter into a plan that is compliant with Rule 10b5-1 of the United States Securities Exchange Act of 1934 that is designed to facilitate these purchases.  The repurchase program does not require OneSpan to acquire a specific number of shares, and may be suspended from time to time or discontinued. The share repurchases are expected to be funded from available working capital.

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K, contains forward-looking statements within the meaning of applicable U.S. Securities laws, including statements regarding our expectations, beliefs, plans, operations and strategies relating to our business. Forward-looking statements may be identified by words such as "seek", "believe", "plan", "estimate", "anticipate", expect", "intend", and statements that an event or result "may", "will", "should", "could", or "might" occur or be achieved and any other similar expressions. These forward-looking statements involve risks and uncertainties, as well as assumptions which, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Factors that could materially affect our business and financial results include, but are not limited to: our ability to execute our strategies in a timely manner, the impact of the uncertain global economy on our business, as well as those factors set forth in our Annual Report on Form 10-K (and other forms) filed with the Securities and Exchange Commission. In particular, we direct you to the risk factors contained under the caption "Risk Factors". We do not have any intent, and disclaim any obligation, to update the forward-looking information to reflect events that occur, circumstances that exist, or changes in our expectations after the date of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ugu
Date: August 11, 2020	OneSpan Inc.

/s/ Mark S. Hoyt
Mark S. Hoyt
Chief Financial Officer